Exhibit 3.1

FORM OF CERTIFICATE OF AMENDMENT
OF
THE THIRD AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
COMPOSECURE, INC.

CompoSecure, Inc. (the “Corporation”), a corporation duly organized and existing under the General Corporation Law of the State of Date (the “DGCL”), DOES HEREBY CERTIFY THAT:

1.             The name of the Corporation is CompoSecure, Inc.

2.             The Third Amended and Restated Certificate of Incorporation of the Corporation as heretofore in effect is hereby amended such that Article I thereof shall now provide in full as follows:

The name of the corporation is GPGI, Inc. (the “Corporation”).

3.             This Certificate of Amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

4.             This Certificate of Amendment shall become effective on the date of filing with the Secretary of State of the State of Delaware.

[Signature Page Follows]

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be executed by its duly authorized officer on this ___ day of __________, 2026.

COMPOSECURE, INC.

By:
Name:
Title: